Exhibit 99.1
For further information:
Investor Relations & Media Contact:
Amy Yuhn
Director of Communications
312-564-1378
ayuhn@theprivatebank.com
For Immediate Release
PrivateBancorp Reports Second Quarter 2009 Results
Strategic Growth Plan Continues to Generate Positive Results With Strong Core Fundamentals
CHICAGO, July 27, 2009 — PrivateBancorp, Inc. (NASDAQ: PVTB) today reported net income of $2.5 million, or $0.06 per diluted share, for the second quarter ended June 30, 2009, compared with a net loss of $13.7 million, or $0.49 per diluted share, for the second quarter 2008. For the six months ended June 30, 2009, net income was $7.3 million, or $0.20 per diluted share, compared to a net loss of $22.9 million, or $0.84 per diluted share, for the prior year period. The special FDIC insurance assessment of $5.1 million reduced second quarter 2009 results by $0.08 per share.
“The Strategic Growth Plan continues to generate positive results for our business,” said Larry D. Richman, President and Chief Executive Officer, PrivateBancorp, Inc. “We are pleased with another quarter of solid loan growth, although the pace of growth has slowed given the current economic environment. We continue to add new, quality clients, leading to growing deposits, improving margins and stronger net interest income this quarter. We also continue to bolster our strong capital base and strengthen our credit reserves to solidify our balance sheet.”
Notable items in the second quarter included:
•	Net revenue grew 9 percent over the first quarter to $95.8 million from $88.3 million and net interest margin improved 31 basis points to 2.99%.
•	Non-interest expenses remained flat in comparison to prior quarter, excluding the impact of the $5.1 million special FDIC insurance assessment.

•	Total risk-based capital is 14.40 percent, Tier 1 capital ratio is 11.95 percent and tangible common equity ratio is 6.81 percent following a successful $217.0 million common stock offering and the conversion of the GTCR preferred shares to non-voting common shares.
•	Loans grew 3 percent, reflecting market conditions and selectivity, and deposits grew 6 percent from the first quarter.
•	Allowance for loan losses increased to $140.1 million and 1.60 percent of total loans.
Update on Founders Bank Transaction
On July 2, 2009, the company announced that its subsidiary, The PrivateBank and Trust Company, agreed to acquire all of the non-brokered deposits and certain assets of the former Founders Bank from the FDIC, which was named receiver after the State of Illinois closed Founders Bank. Founders Bank at July 2, 2009, had approximately $843 million in deposits and approximately $592 million in loans receivable. The PrivateBank agreed to assume certain liabilities, including non-brokered deposits, of $767 million and $24 million of FHLB borrowings. Assets totaling approximately $843 million were purchased at a discount of $54 million. The agreement with the FDIC included a loss-share component that provides The PrivateBank with protection from loan losses as defined.
“This transaction marks an important step in the ongoing growth of our Company by allowing us to take advantage of the selective acquisition opportunities we contemplated as part of the Strategic Growth Plan,” Richman noted. “The 10 locations give us important deposit-gathering capabilities to strengthen our funding mix and, by extending our geographic presence around Chicago, we have access to key new markets where we can expand our core commercial banking business.”
Balance Sheet
Total assets increased to $11.0 billion at June 30, 2009, from $7.5 billion at June 30, 2008, and $10.4 billion at March 31, 2009. Total loans increased to $8.7 billion at June 30, 2009, from $6.4 billion at June 30, 2008, and $8.5 billion at March 31, 2009. Commercial loans increased to 53 percent of the Company’s total loans at the end of the second quarter 2009 from 42 percent of total loans at June 30, 2008, and 52 percent of total loans at March 31, 2009. Commercial real estate loans were 28 percent of total loans at the end of the second quarter 2009, a decrease compared to 34 percent of total loans at the end of the second quarter 2008 and unchanged in comparison to the end of the first quarter 2009.

Total deposits were $8.3 billion at June 30, 2009, compared to $6.2 billion at June 30, 2008, and $7.8 billion at March 31, 2009. Client deposits increased to $7.4 billion at June 30, 2009, from $4.4 billion at June 30, 2008, and $6.9 billion at March 31, 2009. Client deposits at June 30, 2009, includes $1.0 billion in client CDARS® deposits. Brokered deposits (excluding client CDARS) were 11 percent of total deposits in the second quarter 2009 a decrease from 28 percent of total deposits as of June 30, 2008, and unchanged from the first quarter 2009.
Funds borrowed, which include federal funds purchased, FHLB advances, trust preferred securities, borrowings under the Company’s various credit facilities, and convertible senior notes, was $1.5 billion at June 30, 2009, up from $613.3 million at June 30, 2008, and unchanged from $1.5 billion at March 31, 2009.
The Company’s investment securities portfolio was $1.5 billion at June 30, 2009, compared to $726.0 million at June 30, 2008 and $1.4 billion at March 31, 2009. Net unrealized gains were $38.7 million, compared to $4.8 million at the end of the second quarter 2008, and $54.2 million at the end of the first quarter 2009. The Company’s securities portfolio is primarily comprised of U.S. government agency backed mortgage pools, agency collateralized mortgage obligations, and investment grade municipal bonds.
Net Revenue Growth
Net revenue grew to $95.8 million in the second quarter 2009, from $53.1 million in the second quarter 2008, and $88.3 million in the first quarter 2009. Net interest income improved to $74.1 million in the second quarter 2009, up from $42.7 million for the second quarter 2008, and from $63.9 million in the first quarter 2009. Net interest margin (on a tax equivalent basis) was 2.99 percent for the second quarter 2009, compared to 2.75 percent for the second quarter 2008, and 2.68 percent in the first quarter 2009. The improvement in net interest margin over the first quarter 2009 was primarily the result of continued strong earning asset yields while deposits and short-term borrowings re-priced downward. Due to an increased client deposit base and repositioning of funding, the Company’s cost of funds was 38 basis points lower.
Non-interest income, excluding securities gains and losses and early extinguishment of debt, was $14.6 million in the second quarter 2009, compared to $9.2 million in the second quarter 2008, and $22.8 million in the first quarter 2009. Treasury management income was $2.1 million in the second quarter 2009 compared to $499,000 in the second quarter 2008, and $1.6 million in the first quarter 2009. Capital markets revenue was $3.8 million, compared with $2.0 million in the second quarter 2008 and $11.2 million in the first quarter 2009. Capital markets revenue in the second quarter 2009 was lower than the first quarter due to a $5 million change in the credit valuation adjustment and slower loan growth. Mortgage banking income increased to $2.7 million in the second quarter 2009, compared to $1.2 million for the second quarter 2008, and $2.2 million in the first quarter 2009. Banking and other services income was $2.1 million in the second quarter 2009, compared to $682,000 in the second quarter 2008, and $3.6 million in the first quarter 2009.

The PrivateWealth Group’s fee revenue was down in the second quarter 2009 to $3.5 million, compared to $4.4 million in the second quarter 2008, and $3.8 million in the first quarter 2009. The PrivateWealth Group’s assets under management declined slightly to $3.2 billion at June 30, 2009, compared with $3.3 billion at June 30, 2008, and $3.2 billion at March 31, 2009. The second quarter saw higher-than-normal cash balances and withdrawals for tax payments, consistent with patterns in previous years.
Credit Quality
The second quarter 2009 provision for loan losses was $21.5 million, compared to $23.0 million in the second quarter 2008 and $17.8 million in the first quarter 2009.
The allowance for loan losses as a percentage of total loans was strengthened to 1.60 percent at June 30, 2009, compared with 1.23 percent at June 30, 2008, and 1.50 percent at March 31, 2009. Charge-offs were $12.6 million for the quarter ended June 30, 2009, offset by recoveries of $4.1 million, and $7.0 million for the quarter ended March 31, 2009, offset by recoveries of $3.6 million.
The Company had $212.8 million in total non-performing assets at June 30, 2009, compared to $73.1 million at June 30, 2008, and $191.6 million at March 31, 2009, reflecting a weakening credit environment. Non-performing assets to total assets were 1.94 percent at June 30, 2009, compared to 0.98 percent at June 30, 2008, and 1.85 percent at March 31, 2009.
The increase in provision expense and elevated levels of nonperforming loans primarily reflects ongoing deterioration experienced in the Commercial Real Estate portfolio as well as continued stress in general business conditions. The increased level of loan loss coverage reflects growth in nonperforming assets and recognition of underlying collateral values.
Expenses
Non-interest expense was $64.0 million in the second quarter, compared to $51.2 million in the second quarter 2008 and $58.1 million in the first quarter 2009. The increase over the second quarter 2008 reflects the ongoing investment in the Strategic Growth Plan throughout the year as well as the $5.1 million special FDIC assessment incurred in the second quarter 2009.
The efficiency ratio was 66.8 percent in the second quarter 2009 compared to 96.4 percent in the second quarter 2008 and 65.8 percent in the first quarter 2009.

Capital Resources and Tangible Common Equity
As of June 30, 2009, the Company had total risk-based capital at 14.40 percent and Tier 1 risk-based capital ratio at 11.95 percent, exceeding the well-capitalized thresholds of 10 percent and 6 percent, respectively.
The Company’s tangible common equity ratio at June 30, 2009, was 6.81 percent, including the conversion of the GTCR preferred shares to non-voting common shares as well as the $217.0 million underwritten common stock offering.
About PrivateBancorp, Inc.
PrivateBancorp, Inc. is a growing diversified financial services company with 34 offices in 10 states and, as of June 30, 2009, $11.0 billion in assets. Through its subsidiaries, PrivateBancorp delivers customized business and personal financial services to middle-market commercial and commercial real estate companies, as well as business owners, executives, entrepreneurs and families in all of the markets and communities we serve. Our website is www.theprivatebank.com.
Forward-Looking Statements: Statements contained in this news release that are not historical facts may constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company include, but are not limited to, unforeseen difficulties and higher than expected costs associated with the continued implementation of our Strategic Growth Plan and our recent growth; any need to continue to increase our allowance for loan losses; unforeseen difficulties in integrating new hires; inability to retain top management personnel; insufficient liquidity or funding sources or the inability to obtain on terms acceptable to the Company the funding necessary to fund its loan growth; the failure to obtain on terms acceptable to us, or at all, the capital necessary to maintain our regulatory capital ratios above the “well-capitalized” threshold; slower than anticipated growth of the Company’s business or unanticipated business declines, including as a result of continuing negative economic conditions; fluctuations in market rates of interest and loan and deposit pricing in the Company’s market areas; the effect of continued margin pressure on the Company’s earnings; legislative or regulatory changes, particularly changes in the regulation of financial services companies and/or the products and services offered by financial services companies; unforeseen difficulties relating to the mergers and integrations of subsidiary banks; unforeseen difficulties relating to the acquisition and integration of businesses acquired in purchase and assumption transactions; further deterioration in asset quality; any additional charges related to asset impairments; adverse developments in the Company’s loan or investment portfolios; failure to improve operating efficiencies through expense controls; competition; and the possible dilutive effect of potential acquisitions, expansion or future capital raises. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update publicly any of these statements in light of future events unless required under the federal securities laws.
Editor’s Note: Financial highlights attached.

PrivateBancorp, Inc.
Consolidated Income Statements
(Amounts in thousands except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Interest Income
Loans, including fees	$95,997	$84,213	$188,941	$160,326
Federal funds sold and other short-term investments	161	194	449	440
Securities:
Taxable	13,646	5,456	28,192	9,742
Exempt from Federal income taxes	1,786	2,181	3,638	4,425

Total interest income	111,590	92,044	221,220	174,933

Interest Expense
Interest-bearing deposits	467	425	866	847
Savings deposits and money market accounts	6,036	11,295	12,600	24,516
Brokered and other time deposits	20,322	29,955	47,206	56,313
Short-term borrowings	1,844	2,750	4,832	5,860
Long-term debt	8,814	4,907	17,729	8,728

Total interest expense	37,483	49,332	83,233	96,264

Net interest income	74,107	42,712	137,987	78,669
Provision for loan losses	21,521	23,023	39,326	40,156

Net Interest Income after provision for loan losses	52,586	19,689	98,661	38,513

Non-interest Income
The PrivateWealth Group	3,500	4,350	7,294	8,769
Mortgage banking	2,686	1,230	4,861	2,760
Capital markets products	3,830	1,959	15,063	2,350
Treasury management	2,110	499	3,715	683
Bank owned life insurance	453	437	842	869
Banking and other services	2,054	682	5,648	1,428
Net securities gains (losses)	7,067	286	7,839	1,100
Early extinguishment of debt	(985)	—	(985)	—

Total non-interest income	20,715	9,443	44,277	17,959

Non-interest Expense
Salaries and employee benefits	34,300	31,815	69,421	59,564
Net occupancy expense	6,067	4,346	12,127	8,191
Technology and related costs	1,967	1,270	4,531	2,500
Marketing	1,933	2,721	3,775	5,549
Professional fees	2,492	4,357	5,006	6,438
Investment manager expenses	556	812	1,165	1,780
Net foreclosed property expenses	967	596	1,411	1,154
Supplies and printing	392	464	734	814
Postage, telephone, and delivery	821	547	1,402	1,088
Insurance	9,157	1,737	12,989	2,607
Amortization of intangibles	325	422	654	656
Other expenses	5,018	2,118	8,837	3,796

Total non-interest expense	63,995	51,205	122,052	94,137

Income (loss) before income taxes	9,306	(22,073)	20,886	(37,665)
Income tax provision (benefit)	3,372	(8,642)	7,781	(15,144)

Net income (loss)	5,934	(13,431)	13,105	(22,521)
Net income attributable to noncontrolling interests	57	102	117	170

Net income (loss) attributable to controlling interests	5,877	(13,533)	12,988	(22,691)
Preferred stock dividends and discount accretion	3,399	147	5,669	254

Net income (loss) available to common stockholders	$2,478	$(13,680)	$7,319	$(22,945)

Net Earnings per Common Share Data
Basic	$0.06	$(0.49)	$0.21	$(0.84)
Diluted	$0.06	$(0.49)	$0.20	$(0.84)
Dividends	$0.010	$0.075	$0.020	$0.150
Weighted Average Common Shares Outstanding	38,015	27,914	35,039	27,400
Diluted Average Common Shares Outstanding	39,795	27,914	36,956	27,400
Note 1: Certain reclassifications have been made to prior period financial statements to place them on a basis comparable with the current period financial statements.
Note 2: For the three and six months ended June 30, 2008 diluted shares are equal to basic shares due to the net loss. The calculation of diluted earnings per share results in anti-dilution.

PrivateBancorp, Inc.
Quarterly Consolidated Income Statements
(Amounts in thousands except per share data)
(Unaudited)

	2Q09	1Q09	4Q08	3Q08	2Q08
Interest Income
Loans, including fees	$95,997	$92,944	$107,370	$99,408	$84,213
Federal funds sold and other short-term investments	161	288	488	217	194
Securities:
Taxable	13,646	14,546	10,754	8,161	5,456
Exempt from Federal income taxes	1,786	1,852	2,025	2,027	2,181

Total interest income	111,590	109,630	120,637	109,813	92,044

Interest Expense
Interest-bearing deposits	467	399	285	383	425
Savings deposits and money market accounts	6,036	6,564	11,579	12,785	11,295
Brokered and other time deposits	20,322	26,884	36,405	33,598	29,955
Short-term borrowings	1,844	2,988	3,416	3,511	2,750
Long-term debt	8,814	8,915	9,805	6,957	4,907

Total interest expense	37,483	45,750	61,490	57,234	49,332

Net interest income	74,107	63,880	59,147	52,579	42,712
Provision for loan losses	21,521	17,805	119,250	30,173	23,023

Net Interest Income after provision for loan losses	52,586	46,075	(60,103)	22,406	19,689

Non-interest Income
The PrivateWealth Group	3,500	3,794	4,140	4,059	4,350
Mortgage banking	2,686	2,175	622	776	1,230
Capital markets products	3,830	11,233	4,767	3,932	1,959
Treasury management	2,110	1,605	1,086	600	499
Bank owned life insurance	453	389	501	439	437
Banking and other services	2,054	3,594	1,297	1,728	682
Net securities gains (losses)	7,067	772	(770)	180	286
Early extinguishment of debt	(985)	—	—	—	—

Total non-interest income	20,715	23,562	11,643	11,714	9,443

Non-interest Expense
Salaries and employee benefits	34,300	35,121	28,219	28,895	31,815
Net occupancy expense	6,067	6,060	4,543	4,364	4,346
Technology and related costs	1,967	2,564	2,019	1,791	1,270
Marketing	1,933	1,842	2,781	2,095	2,721
Professional fees	2,492	2,514	4,714	2,802	4,357
Investment manager expenses	556	609	690	829	812
Net foreclosed property expenses	967	444	4,605	458	596
Supplies and printing	392	342	461	352	464
Postage, telephone, and delivery	821	581	563	575	547
Insurance	9,157	3,832	2,341	2,460	1,737
Amortization of intangibles	325	329	267	241	422
Other expenses	5,018	3,819	3,700	2,223	2,118

Total non-interest expense	63,995	58,057	54,903	47,085	51,205

Income (loss) before income taxes	9,306	11,580	(103,363)	(12,965)	(22,073)
Income tax provision (benefit)	3,372	4,409	(40,783)	(5,430)	(8,642)

Net income (loss)	5,934	7,171	(62,580)	(7,535)	(13,431)
Net income attributable to noncontrolling interests	57	60	53	86	102

Net income (loss) attributable to controlling interests	5,877	7,111	(62,633)	(7,621)	(13,533)
Preferred stock dividends and discount accretion	3,399	2,270	146	146	147

Net income (loss) available to common stockholders	$2,478	$4,841	$(62,779)	$(7,767)	$(13,680)

Net Earnings per Common Share Data
Basic	$0.06	$0.15	$(1.98)	$(0.25)	$(0.49)
Diluted	$0.06	$0.14	$(1.98)	$(0.25)	$(0.49)
Dividends	$0.01	$0.01	$0.075	$0.075	$0.075
Weighted Average Common Shares Outstanding	38,015	32,030	31,733	31,634	27,914
Diluted Average Common Shares Outstanding	39,795	34,304	31,733	31,634	27,914
Note 1: Certain reclassifications have been made to prior period financial statements to place them on a basis comparable with the current period financial statements.
Note 2: For the second, third and fourth quarter 2008 diluted shares are equal to basic shares due to the net loss. The calculation of diluted earnings per share during those periods results in anti-dilution.

PrivateBancorp, Inc.
Consolidated Balance Sheets
(dollars in thousands)

	06/30/09	03/31/09	12/31/08	09/30/08	06/30/08
	unaudited	unaudited	unaudited	unaudited	unaudited
Assets
Cash and due from banks	$99,088	$96,712	$131,848	$76,314	$76,924
Fed funds sold and other short-term investments	393,953	$83,626	98,387	363,991	41,034
Mortgages held for sale	23,825	11,298	17,082	6,736	10,988
Securities available-for-sale, at fair value	1,443,648	1,385,244	1,425,564	899,301	712,158
Non-marketable equity investments	28,586	28,035	27,213	18,958	13,807
Loans, net of unearned fees	8,728,926	8,483,641	8,036,807	7,441,137	6,417,026
Allowance for loan losses	(140,088)	(127,011)	(112,672)	(102,223)	(79,021)

Loans, net of allowance for loan losses and unearned fees	8,588,838	8,356,630	7,924,135	7,338,914	6,338,005

Other real estate owned	29,236	28,703	23,823	18,465	14,579
Premises, furniture, and equipment, net	33,162	33,179	34,201	29,650	27,513
Accrued interest receivable	30,867	30,627	34,282	32,466	27,809
Investment in bank owned life insurance	46,780	46,327	45,938	45,438	44,999
Goodwill	95,045	95,045	95,045	95,045	95,045
Derivative assets	64,111	91,785	74,570	10,976	5,342
Other assets	112,211	88,503	108,449	74,988	70,295

Total assets	$10,989,350	$10,375,714	$10,040,537	$9,011,242	$7,478,498

Liabilities
Demand deposits:
Non-interest bearing	$1,243,453	$954,311	$711,693	$601,653	$548,710
Interest bearing	535,374	428,529	232,099	164,318	164,541
Savings deposits and money market accounts	3,129,384	3,021,268	2,798,882	2,407,641	2,086,929
Brokered deposits (1)	1,943,065	1,740,960	2,654,768	2,749,735	1,889,401
Other time deposits	1,426,874	1,671,520	1,599,014	1,526,601	1,466,369

Total deposits	8,278,150	7,816,588	7,996,456	7,449,948	6,155,950
Short-term borrowings	892,706	834,466	654,765	312,490	194,490
Long-term debt	606,793	710,793	618,793	523,792	418,784
Accrued interest payable	18,809	23,775	37,623	32,121	30,007
Derivative liabilities	63,034	89,482	76,068	11,788	5,342
Other liabilities	50,480	34,382	51,266	40,372	27,543

Total liabilities	9,909,972	9,509,486	9,434,971	8,370,511	6,832,116

Stockholders’ Equity
Preferred stock	236,808	294,546	58,070	58,070	58,070
Common stock	46,548	32,543	32,468	32,147	31,944
Treasury stock	(18,223)	(17,338)	(17,285)	(15,626)	(14,150)
Additional paid-in-capital	761,068	495,811	482,347	476,172	469,112
Retained earnings	28,896	26,875	22,365	87,753	98,039
Accumulated other comprehensive income, net	24,131	33,698	27,568	1,927	3,164

Controlling interest stockholders’ equity	1,079,228	866,135	605,533	640,443	646,179

Noncontrolling interests	150	93	33	288	203

Total stockholders’ equity	1,079,378	866,228	605,566	640,731	646,382

Total liabilities and stockholders’ equity	$10,989,350	$10,375,714	$10,040,537	$9,011,242	$7,478,498

(1)	Computed as the sum of traditional brokered deposits, client CDARs and non-client CDARs. Client CDARs for the second quarter 2008 through the second quarter 2009 were $124.4 million, $306.2 million, $679.0 million, $865.7 million and $1.0 billion and are included in client deposits.

PrivateBancorp, Inc.
Selected Financial Data
Unaudited
(amounts in thousands except per share data)

2Q09	1Q09	4Q08	3Q08	2Q08

Selected Statement of Income Data:
Net interest income	$74,107	$63,880	$59,147	$52,579	$42,712
Net revenue (1)	$95,821	$88,288	$71,707	$65,211	$53,147
Income (loss) before taxes	$9,306	$11,580	$(103,363)	$(12,965)	$(22,073)
Net income (loss) available to common stockholders	$2,478	$4,841	$(62,779)	$(7,767)	$(13,680)

Per Common Share Data:
Basic earnings per share	$0.06	$0.15	$(1.98)	$(0.25)	$(0.49)
Diluted earnings per share (2)	$0.06	$0.14	$(1.98)	$(0.25)	$(0.49)
Dividends	$0.01	$0.01	$0.075	$0.075	$0.075
Book value (period end) (3)	$17.74	$16.96	$16.31	$17.34	$17.68
Tangible book value (period end) (4)	$15.62	$13.96	$13.28	$14.33	$14.63
Market value (close)	$22.24	$14.46	$32.46	$41.66	$30.38
Book value multiple	1.25	x	0.85	x	1.99	x	2.40	x	1.72	x

Share Data:
Weighted Average Common Shares Outstanding	38,015	32,030	31,733	31,634	27,914
Diluted Average Common Shares Outstanding (2)	39,795	34,304	31,733	31,634	27,914
Common shares issued (at period end)	46,064	34,180	34,043	34,028	33,656
Common shares outstanding (at period end)	47,493	33,702	33,568	33,604	33,275

Performance Ratios:
Return on average assets	0.23%	0.29%	-2.63%	-0.37%	-0.81%
Return on average common equity	1.45%	3.48%	-45.11%	-5.40%	-11.13%
Fee revenue as a percent of total revenue (5)	16.49%	26.29%	17.35%	17.99%	17.65%
Non-interest income to average assets	0.80%	0.95%	0.49%	0.57%	0.57%
Non-interest expense to average assets	2.47%	2.34%	2.31%	2.28%	3.07%
Net overhead ratio (6)	1.67%	1.39%	1.82%	1.71%	2.50%
Efficiency ratio (7)	66.79%	65.76%	76.57%	72.20%	96.35%

Selected Financial Condition Data:
The Private Wealth Group assets under management	$3,171,697	$3,164,158	$3,261,061	$3,354,212	$3,305,477

Balance Sheet Ratios:
Loans to Deposits (period end)	105.45%	108.53%	100.50%	99.88%	104.24%
Average interest-earning assets to average interest-bearing liabilities	120.58%	115.10%	112.30%	113.29%	112.34%

Capital Ratios (period end):
Total equity to total assets	9.82%	8.35%	6.03%	7.11%	8.64%
Total risk-based	14.40%	12.63%	10.32%	12.08%	13.48%
Tier-1 risk-based	11.95%	10.13%	7.24%	9.21%	10.84%
Leverage	11.67%	9.79%	7.17%	9.29%	11.48%
Tangible common equity to tangible assets (8)	6.81%	4.58%	4.49%	5.40%	6.60%

(1)	Computed as the sum of net interest income on a tax equivalent basis and non-interest income. The quarterly tax equivalent adjustments for the second quarter 2008 through the second quarter 2009 were $992,000, $918,000, $917,000, $846,000 and $999,000, respectively.

(2)	For all the 2008 periods presented, diluted shares are equal to basic shares due to the net loss. The calculation of diluted earnings per share results in anti-dilution for all quarters in 2008.

(3)	Computed as total common equity divided by outstanding shares at end of period.

(4)	Computed as total common equity less goodwill and other intangibles divided by outstanding shares at end of period. This is a non-GAAP financial measure.

(5)	Computed as non-interest income less securities gains (losses), net and early extinguishment of debt divided by the sum of net interest income and non-interest income less securities gains (losses), net and early extinguishment of debt.

(6)	Computed as non-interest expense less non-interest income divided by average total assets.

(7)	Computed as non-interest expense divided by the sum of net interest income on a tax equivalent basis and non-interest income. The quarterly tax equivalent adjustments for the second quarter 2008 through the second quarter 2009 were $992,000, $918,000, $917,000, $846,000 and $999,000, respectively.

(8)	Computed as tangible common equity divided by tangible assets, where tangible common equity equals total equity less preferred stock, goodwill and other intangible assets and tangible assets equals total assets less goodwill and other intangible assets. This is a non-GAAP financial measure.

PrivateBancorp, Inc.
Asset Quality
Unaudited
(dollars in thousands)

	2Q09	1Q09	4Q08	3Q08	2Q08
Credit Quality Key Ratios:
Net charge-offs to average loans	0.39%	0.17%	5.49%	0.40%	0.42%
Total non-performing loans to total loans	2.10%	1.92%	1.64%	1.18%	0.91%
Total non-performing assets to total assets	1.94%	1.85%	1.55%	1.18%	0.98%
Nonaccrual loans to:
total loans	2.10%	1.92%	1.64%	1.18%	0.89%
total assets	1.67%	1.57%	1.31%	0.98%	0.77%
Allowance for loan losses to:
total loans	1.60%	1.50%	1.40%	1.37%	1.23%
non-performing loans	76%	78%	85%	116%	135%
nonaccrual loans	76%	78%	85%	116%	138%

Non-performing assets:
Loans past due 90 days and accruing	$0	$0	$0	$0	$1,180
Nonaccrual loans	183,526	162,896	131,919	88,057	57,348
OREO	29,236	28,703	23,823	18,465	14,579

Total non-performing assets	$212,762	$191,599	$155,742	$106,522	$73,107

Allowance for Loan Losses Summary
Balance at beginning of period	$127,011	$112,672	$102,223	$79,021	$61,974
Provision	21,521	17,805	119,250	30,173	23,023
Loans charged off	(12,580)	(7,037)	(109,459)	(7,017)	(6,097)
Recoveries	4,136	3,571	658	46	121

Balance at end of period	$140,088	$127,011	$112,672	$102,223	$79,021

Net loan charge-offs (recoveries):
Commercial	$891	$4,187	$11,010	$1,469	$1,109
Commercial Real Estate	(34)	(250)	45,237	2,349	1,764
Construction	(443)	(1,242)	47,081	2,507	2,555
Residential Real Estate	(88)	(2)	2,385	46	426
Home Equity	251	9	1,781	50	33
Personal	7,867	764	1,307	550	89

Total net loan charge-offs	$8,444	$3,466	$108,801	$6,971	$5,976

Loans past due 30-89 days and still accruing by type:
Commercial	$4,250	$23,953	$12,060	$5,867	$5,983
Commercial Real Estate	35,541	55,881	9,113	18,473	8,282
Construction	11,012	7,196	9,166	19,113	7,062
Residential Real Estate	2,888	5,606	3,485	3,104	1,121
Personal and Home Equity	5,705	7,804	1,580	3,400	7,631

Total	$59,396	$100,440	$35,404	$49,957	$30,079

Loans past due 30-89 days and still accruing as a percent of total loan type:
Commercial	0.09%	0.54%	0.30%	0.17%	0.22%
Commercial Real Estate	1.45%	2.38%	0.38%	0.77%	0.38%
Construction	1.27%	0.86%	1.12%	2.69%	1.00%
Residential Real Estate	0.90%	1.68%	1.06%	0.83%	0.35%
Personal and Home Equity	1.11%	1.39%	0.30%	0.69%	1.65%

Total	0.68%	1.18%	0.44%	0.67%	0.47%

PrivateBancorp, Inc.
Loan Mix
Unaudited
(dollars in thousands)

	06/30/09	03/31/09	12/31/08	09/30/08	06/30/08
Commercial and Industrial	$3,682,155	$3,531,439	$3,437,130	$2,957,507	$2,292,960
Owner-Occupied CRE	899,315	872,656	538,688	499,964	451,455

Total Commercial Loans	4,581,470	4,404,095	3,975,818	3,457,471	2,744,415

Commercial Real Estate	1,954,692	1,825,805	1,980,271	$2,049,047	$1,838,301
Multi-family CRE	492,896	520,455	403,690	353,879	349,220

Total CRE Loans	2,447,588	2,346,260	2,383,961	2,402,926	2,187,521

Construction	867,660	837,952	815,150	711,606	705,503
Residential Real Estate	319,762	332,736	328,138	374,488	318,358
Home Equity	215,087	205,872	191,934	176,094	164,771
Personal (1)	297,359	356,726	341,806	318,552	296,458

Total Loans	$8,728,926	$8,483,641	$8,036,807	$7,441,137	$6,417,026

(1)	The personal loan category includes overdrafts.

PrivateBancorp, Inc.
Deposits
Unaudited
(dollars in thousands)

	06/30/09	03/31/09	12/31/08	09/30/08	06/30/08
Non-interest bearing deposits	$1,243,453	$954,311	$711,693	$601,653	$548,710
Interest-bearing deposits	535,374	428,529	232,099	164,318	164,541
Savings deposits	19,852	16,745	15,644	17,709	15,810
Money market accounts	3,109,532	3,004,523	2,783,238	2,389,932	2,071,119
Brokered deposits:
Traditional brokered deposits	708,802	768,488	1,481,762	1,901,620	1,507,145
Client CDARS	1,047,082	865,656	678,958	306,185	124,449
Non-client CDARS	187,181	106,816	494,048	541,930	257,807

Total brokered deposits	1,943,065	1,740,960	2,654,768	2,749,735	1,889,401
Other time deposits	1,426,874	1,671,520	1,599,014	1,526,601	1,466,369

Total deposits	$8,278,150	$7,816,588	$7,996,456	$7,449,948	$6,155,950

Client deposits (1)	$7,382,167	$6,941,284	$6,020,646	$5,006,398	$4,390,998

(1)	Client deposits are equal to total deposits less brokered deposits plus client CDARSTM.

n/m	Not meaningful.

PrivateBancorp, Inc.
Net Interest Margin
Unaudited
(dollars in thousands)

	Three Months Ended June 30,
	2009			2008 (1)
	Average			Average
	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Fed funds sold and other short-term investments	$78,153	$161	0.82%	$22,221	$194	3.47%
Securities:
Taxable	1,154,418	13,646	4.73%	440,101	5,456	4.96%
Tax exempt	161,957	2,785	6.88%	190,236	3,173	6.67%

Total securities	1,316,375	16,431	4.99%	630,337	8,629	5.48%

Loans:
Commercial, Construction & CRE	7,775,014	86,419	4.43%	5,015,049	74,392	5.95%
Residential	344,180	4,646	5.40%	310,872	4,475	5.76%
Private Client	502,754	4,932	3.94%	410,155	5,346	5.23%

Total loans (2)	8,621,948	95,997	4.44%	5,736,076	84,213	5.89%

Total earning assets	$10,016,476	$112,589	4.49%	$6,388,634	$93,036	5.84%

Allowance for loan losses	(128,560)			(69,492)
Cash and due from banks	106,722			59,550
Other assets	383,040			312,476

Total assets	$10,377,678			$6,691,168

Liabilities and Stockholders’ Equity:
Interest-bearing demand deposits	$420,341	$467	0.45%	$170,134	$425	1.00%
Savings deposits	17,837	30	0.68%	14,778	58	1.57%
Money market accounts	2,974,206	6,006	0.81%	1,926,956	11,237	2.34%
Time deposits	1,557,892	8,842	2.28%	1,417,047	13,726	3.89%
Brokered deposits	1,770,985	11,480	2.60%	1,543,714	16,229	4.22%

Total interest-bearing deposits	6,741,261	26,825	1.60%	5,072,629	41,675	3.30%
Short term borrowings	920,436	1,844	0.79%	265,200	2,750	4.10%
Long term debt	645,002	8,814	5.41%	349,159	4,907	5.56%

Total interest-bearing liabilities	8,306,699	37,483	1.81%	5,686,988	49,332	3.47%

Non-interest bearing demand deposits	1,030,753			409,254
Other liabilities	67,232			54,919
Stockholders’ equity	972,994			540,007

Total liabilities and stockholders’ equity	$10,377,678			$6,691,168

Net interest spread (4)			2.68%			2.37%
Effect of non interest-bearing funds			0.31%			0.38%

Net interest income/margin (3) (5)		$75,106	2.99%		$43,704	2.75%

(1)	Prior period net interest margin computations were modified to conform with the current period presentation.

(2)	Non-accrual loans are included in the average balances and the average annualized interest foregone on these loans was approximately $7.7 million for the quarter ended June 30, 2009 compared to approximately $3.1 million in the prior year quarter.

(3)	Reconciliation of the effect after tax equivalent adjustment to reported net interest income:

	Three Months Ended June 30,
	2009	2008
Net interest income	$74,107	$42,712
Tax equivalent adjustment	999	992

Net interest income, tax equivalent basis	$75,106	$43,704

(4)	Yield on average interest-earning assets less rate on average interest-bearing liabilities.

(5)	Computed as net interest income, on a tax equivalent basis, divided by average interest-earning assets.

PrivateBancorp, Inc.
Founders Bank Overview
Unaudited
(dollars in thousands)
Transaction rationale
•	Creation of new geographic, in-market, footprint with 10 clustered branch locations.

•	Participation in FDIC loss share arrangement minimizes credit risk exposure

•	Highly motivated and experienced team in place

•	Provides funding diversification through a strong core deposit franchise consistent with objectives of the Strategic Growth Plan.
Transaction overview
•	Assumption of $767 million in deposits and acquisition of $843 million in selected assets, including $592 million in loans on a historical basis and $181 million in investments at market.

•	Premium on deposits of 1.5% and discount on assets of $54 million.

•	FDIC will reimburse 80% of the loss up to threshold of $173 million and 95% of the loss in excess of the threshold.

•	Approximately 95% of investment portfolio consists of agency securities.

•	Ninety day option to purchase Bank premise and equipment at current appraisal value.

•	Intangible assets limited to deposit value and no anticipated goodwill.
Deposits
•	Approximately 52,000 deposit accounts.

•	Average deposit cost of funds 2.26% (historical basis for the quarter ended June 30, 2009).

•	Top three deposit market share in five of their markets (June 2008).